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                                                                     Exhibit 4.3


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                                   $20,000,000

                              AMENDED AND RESTATED

                      REVOLVING LOAN AND SECURITY AGREEMENT

                                 By and Between

                               EMCORE CORPORATION

                                       And

                            FIRST UNION NATIONAL BANK

                            Dated as of March 1, 2001





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                                TABLE OF CONTENTS

SECTION 1.        DEFINITIONS................................................1
SECTION 2.        TERMS OF REVOLVING LOANS...................................7
         2.1.     Revolving Loan Commitment; Maximum Credit..................7
         2.2.     Borrowing and Renewal Procedures...........................8
         2.3.     Borrowing Warranty.........................................8
         2.4.     Borrowing Conditions.......................................8
         2.5.     Procedures for Letters of Credit...........................8
         2.6.     Issuance Warranty..........................................9
         2.7.     Issuance Conditions........................................9
SECTION 3.        NOTE EVIDENCING REVOLVING LOANS............................9
         3.1.     Promissory Note............................................9
         3.2.     Recordkeeping..............................................9
SECTION 4.        INTEREST; ADMINISTRATION OF REVOLVING LOANS...............10
         4.1.     Interest Rate.............................................10
         4.2.     Payment of Interest.......................................10
         4.3.     Late Payment..............................................10
         4.4.     Maximum Interest..........................................10
         4.5.     Computation of Interest...................................10
SECTION 5.        PREPAYMENTS...............................................10
         5.1.     Voluntary Prepayments.....................................10
         5.2.     Mandatory Prepayments.....................................10
SECTION 6.        PAYMENTS AND FEES.........................................10
         6.1.     Making of Payments........................................10
         6.2.     Commitment Fee............................................10
         6.3.     Origination Fee...........................................10
         6.4.     Due Date..................................................10
         6.5.     Payments in Respect of Increased Costs....................11
SECTION 7.        SECURITY; INSPECTIONS.....................................11
         7.1.     Security Interests........................................11
         7.2.     Trademarks and Licenses...................................11
         7.3.     Maintenance; Right of Inspection..........................12
         7.4.     Right of Set off..........................................12
         7.5.     Additional Collateral.....................................12
SECTION 8.        REPRESENTATIONS AND WARRANTIES............................12
         8.1.     Capacity..................................................12
         8.2.     No Conflict...............................................12
         8.3.     Title; No Other Liens.....................................12
         8.4.     Accounts..................................................12
         8.5.     Inventory and Equipment...................................12
         8.6.     Validity and Binding Nature...............................13
         8.7.     Litigation................................................13
         8.8.     Environmental Matters.....................................13
         8.9.     Employee and Other Loans..................................13
         8.10.    ERISA.....................................................13
         8.11.    Tradenames................................................13
         8.12.    Subsidiaries..............................................14
         8.13.    Financial Statements......................................14
         8.14.    Tax Matters...............................................14
         8.15.    Ownership of Property; Liens..............................14
         8.16.    Compliance With Requirements of Law.......................14
         8.17.    Investment Company Act....................................15
         8.18.    Margin Stock..............................................15
         8.19.    General Collateral Representation.........................15
         8.20.    Accounts..................................................15
SECTION 9.        CONDITIONS TO EFFECTIVENESS...............................15
SECTION 10.       COVENANTS OF BORROWER.....................................16
         10.1.    Financial Statements and Other Information................16
         10.2.    Use of Proceeds...........................................17
         10.3.    Other Agreements..........................................17
         10.4.    Indebtedness for Borrowed Money...........................17
         10.5.    Liens.....................................................17
         10.6.    Accounts..................................................17
         10.7.    Insurance.................................................18
         10.8.    Taxes.....................................................18
         10.9.    ERISA.....................................................18
         10.10.   Compliance with Laws......................................18
         10.11.   Sale or Change of Business................................18
         10.12.   Further Documentation.....................................18
         10.13.   Maintenance of a Bank Account.............................19
         10.14.   Financial Covenants.......................................19
         10.15.   Limitations on Modifications, Waivers and Extensions of
                    Agreements Giving Rise to Accounts......................19


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         10.16.   Limitation on Discounts, Compromises and Extensions of
                    Accounts................................................19
         10.17.   Limitation on Investments.................................19
         10.18.   Fiscal Year...............................................19
         10.19.   Limitation on Contingent Obligations......................20
         10.20.   Limitation on Creation or Acquisition of Subsidiaries.....20
         10.21.   Dividends.................................................20
         10.22.   Environmental Liabilities.................................20
         10.23.   Lease Payments............................................20
         10.24.   Landlord's Waivers........................................20
         10.25.   Prepayment of Indebtedness................................20
         10.26.   Loans and Advances........................................20
         10.27.   Consigned Equipment.......................................20
SECTION 11.       EVENTS OF DEFAULT AND REMEDIES............................20
         11.1.    Events of Default.........................................20
         11.2.    Effect of Event of Default................................22
         11.3.    Remedies..................................................22
         11.4.    Limitation on Duties Regarding Preservation of Collateral.22
         11.5.    Cash Collateral for Letter of Credit Obligation...........23
SECTION 12.       GENERAL...................................................23
         12.1.    Waiver; Amendments........................................23
         12.2.    WAIVER OF TRIAL BY JURY...................................23
         12.3.    Arbitration...............................................23
         12.4.    Notices...................................................23
         12.5.    Appointment as Attorney-in-Fact...........................24
         12.6.    Costs, Expenses and Taxes.................................25
         12.7.    Captions..................................................25
         12.8.    Venue; Governing Law......................................25
         12.9.    Remedies..................................................25
         12.10.   Successors and Assigns....................................25
         12.11.   Counterparts..............................................25
         12.12.   Survival..................................................25
         12.13.   Executed Certification....................................25




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                              AMENDED AND RESTATED
                      REVOLVING LOAN AND SECURITY AGREEMENT

          This AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT dated as of March 1, 2001 is between EMCORE Corporation, a corporation organized under the laws of the State of New Jersey (the "Borrower"), with its principal place of business at 145 Belmont Drive, Somerset, New Jersey 08873 and First Union National Bank (the "Bank"), having an office at 1889 Highway 27, Edison, NJ 08817.

                                   BACKGROUND

          A. The Borrower and the Bank are parties to a certain Revolving Loan and Security Agreement, dated as of March 31, 1997, as amended by a certain Consent and Amendment Agreement, dated as of December 5, 1997 (the "First Amendment"), as further modified pursuant to a certain Extension Letter dated September 29, 1998 issued by the Bank and accepted by the Borrower (the "First Extension Letter"), as further amended pursuant to a certain Second Amendment to Revolving Loan and Security Agreement dated as of November 30, 1998 (the "Second Amendment"), as further amended pursuant to a certain Waiver and Amendment Letter Agreement dated as March 8, 1999 (the "First Amendment Letter"), as further amended pursuant to a certain Acknowledgment, Consent and Amendment Letter dated as of May 26, 1999 (the "Second Amendment Letter") and as further modified pursuant to a certain letter of the Bank dated September 22, 1999 (the "Second Extension Letter") and as further amended pursuant to a certain Third Amendment to Revolving Loan and Security Agreement dated as December 1, 1999 (the "Third Amendment"). Said loan agreement, as amended by the First Amendment, the First Extension Letter, the Second Amendment, First Amendment Letter, the Second Amendment Letter, the Second Extension Letter and the Third Amendment is hereinafter referred to as the "Existing Agreement".

          B. The Borrower has requested an increase in the Maximum Credit available under the Existing Agreement to an amount not to exceed $20,000,000, together with certain other modifications to the terms and conditions set forth therein. Furthermore, for administrative convenience and to assure proper reflection of the terms and conditions of all prior amendments and modifications to the Existing Agreement, as well as the above requested increase and modifications, the parties desire to amend and restate the terms and conditions of the Existing Agreement in their entirety with the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and Borrower hereby agree that the Existing Agreement shall be amended and restated in its entirety to read as follows:

                             SECTION 1. DEFINITIONS

          When used herein, the following terms shall have the following meanings (such definitions to be equally applicable to both singular and plural forms):

          "Accounts" means all existing and hereafter arising or acquired accounts, accounts receivable, notes, drafts, acceptances, chattel paper, instruments, documents and other forms of obligations held by or payable to Borrower relating to or arising from the sale of Inventory or the rendering of services by Borrower, including, without limitation, the right to payment of interest or finance charges, all rights of Borrower as an unpaid vendor, and all pledged assets, credit insurance, guaranties, letters of credit and security interests relating thereto. This definition includes, without limitation, the definition of an "Account" as set forth in the Uniform Commercial Code.



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          "Affiliate" of any Person means any other Person who, directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person who possesses, directly or indirectly, power: (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person; or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement" means this Amended and Restated Revolving Loan and Security Agreement as the same may from time to time be amended, modified, supplemented, renewed or restated.

          "ASI" means Analytical Solutions, Inc., a New Mexico corporation and a wholly-owned Subsidiary of the Borrower.

          "Available Commitment" means, at any time, the Revolving Loan Commitment minus the sum of (i) the aggregate principal amount of Revolving Credit Loans then outstanding plus (ii) the Letter of Credit Obligations.

          "Borrowing Base" means at any time the aggregate of:

          (i) 85% of the value of the Net Amount of Eligible Accounts; plus

          (ii) 25% of the value of Eligible Inventory; plus

          (iii) 30% of the net book value of the Borrower's production Equipment (excluding, however, any Consigned Equipment); plus

          (iv) 25% of the net book value of the real property and improvements encumbered by the NM Facility Mortgage or any other mortgage of the Borrower granting to the Bank a first priority mortgage lien and security interest in and to the real property and improvements encumbered thereby, in each case to secure the Obligations.

For purposes of determining the Inventory component of the Borrowing Base, the term "value" of Eligible Inventory shall mean the lower of cost or fair market value determined by the Bank in its sole discretion, with cost determined on a first in, first out basis.

          "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit 10.1(f) hereto.

          "Business Day" means any day on which the Bank is open for business.

          "Borrowing Notice" means a written, telecopied or telephonic notice to the Bank by the Borrower in form and substance satisfactory to the Bank.

          "Capital Expenditures" means any amounts paid or incurred in connection with the purchase of plant, machinery, equipment or similar expenditures (including any lease of any of the foregoing) which would be required to be capitalized and shown on a balance sheet in accordance with GAAP.

          "Capitalized Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Cash Equivalents and Marketable Securities" means (i) direct obligations of, or obligations unconditionally guaranteed by, the United States or any agency thereof maturing in less than one year from the date of purchase;
(ii) commercial paper bearing one of the two highest investment grades by Moody's Investor's Service, Inc. and/or Standard and Poors Rating Service, a division of McGraw-Hill Companies, Inc. (iii) certificates of deposit due within one year from the date of purchase, issued by any commercial bank, organized and doing business under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating more than $100,000,000 and otherwise meeting the applicable minimum risk capital levels required by the applicable bank regulatory authority; and (iv) investments in money market funds maintained by the Bank or any other entities reasonably satisfactory to the Bank.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" is defined in Section 7, as supplemented by Section 7.5.

          "Commitment Expiration Date" means January 31, 2003.

          "Consigned Equipment" means the Equipment of the Borrower that is, from time to time, subject to the consignment arrangements described in Schedule 8.5.1, or any other Equipment of the Borrower held from time to time by third parties under similar arrangements.

          "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "primary obligations") of any other Person


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(the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or to permit the primary obligor to meet financial covenants, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Core EBITDA" means, with respect to the Borrower, EBITDA, exclusive of any gains or losses attributable to operations of any Unconsolidated Affiliates.

          "Default Rate" means a per annum rate of interest equal to the Prime Rate plus an additional five percent (5%) per annum.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "EBITDA" means, with respect to the Borrower, for any period, the sum of (i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization, and (iv) provisions for Federal, state and local income taxes of the Borrower based on income, computed in accordance with GAAP on a consolidated basis.

          "Effective Net Worth" means, with respect to the Borrower, total assets minus total liabilities, in each case determined in accordance with GAAP on a consolidated basis.

          "Eligible Accounts" means, without limiting the Bank's sole discretion to determine Eligible Accounts, those Accounts created by the Borrower or any
Guarantor:

          (i)  which are genuine and not fraudulent;

          (ii) which arise from undisputed, bona fide sales of goods and/or services in the ordinary course of business completed in accordance with the terms and provisions contained in any documents related thereto;

          (iii) as to which the amounts of such Accounts shown on any schedule of Accounts provided to the Bank are actually and absolutely owing to Borrower or the Guarantor, are not contingent for any reason and have not remained unpaid for more than 90 days after the invoice date thereof;

          (iv) which do not arise from sales on consignment, guaranteed sale or other terms under which payment by the Account debtor may be conditional;

          (v) which, in the case of Accounts where the Account debtor is a non-resident of the United States or Canada, are secured by a letter of credit issued by a bank that is reasonably acceptable to Bank, provided, however, that Accounts where the Account debtor is any one of Hakuto Co., Ltd., Hakuto Enterprises, Ltd., a wholly-owned subsidiary of Hakuto Co., Ltd., Siemens AG, D.I. Systems, Philips AG, Thomson, L.M. Ericsson AB, Samsung Co., L.G. Semiconductor Corporation, Hyundai Electronics, Daewoo Co. or Azea, Brown and Bavari
          (ABB) need not be secured by a letter of credit;

          (vi) which do not consist of "bill and hold" invoices or against which deposits are held by the Account debtor thereunder;

          (vii) with respect to which there are no set-offs, counterclaims or disputes existing and there are no facts, events or occurrences which in any manner would impair the validity or enforceability or collectibility of such Accounts or reduce the amount payable or delay payment thereunder;

          (viii) as to which goods giving rise thereto are not, and were not, at the time of the sale thereof, subject to any Liens except those permitted by the Bank under this Agreement;

          (ix) which are not Accounts with respect to which the Account debtor is:


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               i.   an officer, employer or agent of the Borrower;

              ii. the United States or any of its departments or instrumentalities unless the Assignment of Claims Act has been complied with;

             iii.   a Subsidiary or an Affiliate of the Borrower;

              iv.   a division of the Borrower; or

               v.   an Unconsolidated Affiliate;

          (x) as to which there are no proceedings or actions which are threatened or pending against the Account debtor of any such Account which is reasonably likely to result in any material adverse change in the Account debtor's financial condition;

          (xi) which are owed by Account debtors deemed creditworthy and acceptable at all times by the Bank in exercise of its reasonable discretion; and

          (xii) which otherwise constitute Collateral acceptable for lending purposes in the sole discretion of the Bank.

          "Eligible Inventory" means Inventory located at Borrower's facilities at 394 Elizabeth Avenue, Somerset, New Jersey, and the NM Facility and comprising only of raw materials. Specifically excluded from the term "Eligible Inventory" shall be work-in-process, finished goods, supplies, packing materials, Inventory in transit, Inventory located in any location other than the locations specified above (unless the Bank is satisfied it has a perfected first priority security interest in such Inventory).

          "Environmental Law" is defined in Section 8.8.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Borrower would be deemed to be a single employer under Section 414 of the Code.

          "Equipment" means all equipment as such term in defined in the Uniform Commercial Code and all accessories and parts that become part of the equipment by accession, and all supplies used or to be used in connection therewith.

          "Event of Default" means any of the events described in Section 11.1 of this Agreement.

          "Existing Agreement" is defined in the Background Section of this Agreement.

          "Fiscal Year" means the fiscal year of the Borrower commencing October 1 of any calendar year and ending September 30 of the immediately succeeding calendar year.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis.

          "Governmental Authority" means any sovereign state, nation or government, any state or other political subdivision thereof and any authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor" shall be the collective reference to MODE, ASI and TSI.

          "Guaranty" shall be the collective reference to the Guaranty dated December 3, 1997 made by MODE and the Guaranty of ASI and TSI dated as of even date herewith, in each case in favor of the Bank with respect to the Obligations of the Borrower to the Bank, as the same may be affirmed, modified, amended, or supplemented from time to time.

          "Imputed Warrant Interest Expense" means, for any period of determination, the non-cash interest expense of the Borrower in respect of the Warrants determined in accordance with GAAP.

          "Indebtedness" of any Person, means, at a particular date, the sum (without duplication and in conformity with GAAP) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments but excluding trade payables incurred in the ordinary course of business), (b) obligations with respect to any installment sale or conditional sale agreement or title retention agreement, (c) indebtedness arising under acceptance facilities, (d) unpaid reimbursement obligations arising in connection with surety, performance or other similar bonds and in connection with standby letters of credit issued in lieu of such bonds, (e) the outstanding



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amount of all other letters of credit (other than those referred to in clause
(d)) issued for the account of such Person and, without duplication, all unpaid reimbursement obligations thereunder, (f) any lease obligation which is capitalized on a balance sheet of the Borrower prepared in accordance with GAAP,
(g) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements, (h) Contingent Obligations of such Person and (h) withdrawal liabilities of such Person or any Commonly Controlled Group (as such term is defined in the Code) under a Plan.

          "Interest Expense" means, for any period, the total interest expense for such period (including, without limitation, that attributable to Capitalized Leases in accordance with GAAP) of Borrower with respect to all outstanding Indebtedness of Borrower including Imputed Warrant Interest Expense.

          "Inventory" means all inventory of Borrower of every kind and description, including, without limitation, all merchandise, raw materials, parts, supplies, work-in-process and finished goods, together with all accessions, attachments and other additions to, substitute for, replacements for, improvements to and returns of such inventory, all accounts arising from the disposition of inventory, containers, packing, packaging, shipping and similar materials relating thereto.

          "Lending Rate" means, with respect to each Revolving Loan, the lower of (A) Prime Rate and (B) LIBOR Market Index Rate plus 150 basis points (1.50%). Changes in the rate of interest charged hereunder shall become effective as of the opening of business on the day on which such change in the Prime Rate or the LIBOR Market Index Rate, as the case may be, is established.

          "Letter(s) of Credit" means the one or more irrevocable standby letters of credit issued from time to time by Bank at the request and for the account of the Borrower in accordance with the terms hereof.

          "Letter of Credit Agreement" means the Bank's standard form of Application and Agreement for Irrevocable Standby Letters of Credit, as the same may change from time to time.

          "Letter of Credit Obligations" means, without duplication, the aggregated stated amount of all Letters of Credit outstanding at any time and all obligations of the Borrower to reimburse the Bank for any payments by the Bank under any Letters of Credit in each case, at the time of determination of said obligations.

          "LIBOR Market Index Rate" means for any day, the rate for one (1) month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

          "Lien" means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Liquidity" means the sum of cash (in the form of Dollars) and Cash Equivalents and Marketable Securities that is, in all cases, under the absolute dominion and control of the Borrower and not subject to any Lien or any other form of restriction as to use to satisfy the current liabilities of the Borrower.

          "Loan Documents" means, collectively, this Agreement, the Revolving Note, each Letter of Credit Agreement, the Guaranty, the Security Agreement, the NM Facility Mortgage, the NM Bond Pledge, and all other documents, instruments and agreements delivered in connection herewith and therewith, as the same from time to time may be amended, renewed, restated, supplemented or otherwise modified.

          "Material Adverse Effect" means any event or condition which is likely to have a material adverse effect on the business operations, properties or overall financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower or any Guarantor to perform or comply with any of their respective obligations under any of the Loan Documents.

          "Maximum Credit" is defined in Section 2.1.

          "MODE" means MicroOptical Devices, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA contributed to by Borrower or an ERISA Affiliate or to which the Borrower or an ERISA Affiliate has any obligation or liability.

          "Net Amount of Eligible Accounts" means the gross amount of Eligible

Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature, at any time issued, owing, granted, outstanding, available or claimed.

          "Net Income" for any period means the net income (or net loss) of Borrower for such period, determined in accordance with GAAP on a consolidated basis.

          "Net Loss In Unconsolidated Affiliates" means, with respect to the Borrower, for the relevant period the net loss appearing as an expense on an income statement of the Borrower prepared in accordance with GAAP, consistently applied, attributable to its investment in Unconsolidated Affiliates.

          "NM Facility" means that certain real property and improvements located in the City of Albuquerque, County of Bernalillo, State of New Mexico, as more fully described in the NM Facility Mortgage, which is occupied by the Borrower pursuant to a certain long term lease dated June 1, 1998, by and between the Borrower and the City of Albuquerque, New Mexico.

          "NM Facility Bond Pledge" means that certain Bond Pledge Agreement, dated as of November 30, 1999, given by EMCORE IRB Company, Inc. in favor of the Bank with respect to the pledge of certain New Mexico taxable industrial revenue bonds issued by the City of Albuquerque, New Mexico in connection with the development of the NM Facility.

          "NM Facility Mortgage" means that certain Mortgage and Security Agreement, dated as of November 30, 1999, given by the Borrower in favor of the Bank with respect to the Bank's first priority mortgage lien upon the NM Facility.

          "Obligations" means all of Borrower's liabilities, obligations and Indebtedness to the Bank of any and every kind and nature (including, without limitation, any and all reimbursement obligations owing to the Bank in respect of this Agreement, the other Loan Documents, the Revolving Note, overadvances, interest, commitment fees, charges, expenses, attorneys' fees and other sums chargeable to Borrower by the Bank and future advances made to or for the benefit of Borrower), including swap agreements (as defined in 11 U.S.C. ss.101) whether arising hereunder or under the other Loan Documents or otherwise, whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to the Bank and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligations of performance.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Permitted Encumbrance" is defined in Section 10.5.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA which covers the employees or former employees of the Borrower or an ERISA Affiliate, under which the Borrower or an ERISA Affiliate has any obligation or liability or under which the Borrower or an ERISA Affiliate has made contributions within the preceding five years, other than a Multiemployer Plan.

          "Prime Rate" means, on any date and with respect to all Obligations, the rate of interest established by the Bank as its reference rate in making loans, and is not tied to any external rate of interest or index. The rate of interest charged hereunder in respect of the Prime Rate shall change automatically and immediately as of the date of any change in the Prime Rate without notice to the Borrower. The Prime Rate does not reflect the rate of interest charged to any particular class of borrower nor is it necessarily intended to be the lowest rate of interest determined by the Bank in connection with extensions of credit. The Bank may make loans based on rates other than the Prime Rate to any person, and these rates may be higher, lower or equal to the prime rate or other reference rates used by the Bank as the Bank, shall from time to time, in its sole discretion determine.

          "Proceeds" means whatever is received when Collateral is sold, exchanged, collected or otherwise disposed of, including, without limitation, insurance proceeds.

          "Quick Ratio" means with respect of the Borrower, for any period of determination the ratio of (i) the sum of the Liquidity plus trade and non-trade receivables (less any bad debt reserves) that are classified as current in accordance with GAAP, whether or not evidenced by a promissory note to (ii) the sum all of the Borrower's liabilities that are classified as current in accordance with GAAP plus the long term portion of any debt due from the Borrower to any of the Borrower's officers, employees, stockholders, Subsidiaries or other Affiliates, which, in each case, are included in the Borrower's current liabilities.

          "Related Parties" has the meaning set forth in Section 8.9 hereof.

          "Reportable Event" shall mean any event set forth in Section 4043(b) of ERISA or the regulations thereunder.

          "Requirement of Law" means as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Loan Commitment" means, for the Bank, for the period from and including the date hereof to but excluding the Commitment Expiration Date, $20,000,000.

          "Revolving Loan" has the meaning set forth in Section 2.1 hereof.

          "Revolving Loan Maturity Date" means the earlier of (i) the day the Loans are accelerated pursuant to Section 11.2, or (ii) the Commitment Expiration Date.

          "Revolving Note" is defined in Section 3.1.

          "Security Agreement" shall be the collective reference to the Security Agreement dated December 3, 1997 made by the MODE and the Security Agreement dated even date herewith made by ASI and TSI, in each case in favor of the Bank, as the same may be modified, amended or supplemented from time to time.

          "Subordinated Debt" means any Indebtedness the terms (including, without limitation, interest rate, equity participation, principal amount, amortization, collateralization, covenants, events of default and subordination and lien priority) of which are in form and substance acceptable to the Bank in its sole discretion, do not affect the rights or Liens granted to the Bank pursuant to this Agreement or any of the other Loan Documents and in respect of which the Bank has received a Subordination Agreement in form and substance satisfactory to the Bank duly executed by the holder of such Indebtedness.

          "Subsidiary" means any Person in which more than fifty (50%) percent of the voting power or equity ownership shall, at the time as of which such determination is being made, be owned or controlled directly by Borrower or one or more Subsidiaries.

          "TSI" means Training Solutions, Inc., a New Mexico corporation and a wholly-owned Subsidiary of the Borrower.

          "Unconsolidated Affiliates" means UMcore LLC, the Borrower's joint venture with Union Miniere Inc., GELcore LLC, the Borrower's joint venture with General Electric Company, and Uniroyal Optoelectronics LLC, the Borrower's joint venture with Uniroyal Technology Corporation, in each case so long as the Borrower's investment in each such joint venture can be accounted for using the equity method of accounting as a result of the Borrower's inability to directly or indirectly control economic and voting interests in said joint ventures.

          "Unmatured Event of Default" means any event which, if it continues uncured will, with lapse of time or the giving of notice, or both, constitute an Event of Default.

          "Warrants" means the warrants listed on Schedule 1.1 attached hereto.

                       SECTION 2. TERMS OF REVOLVING LOANS

          2.1. Revolving Loan Commitment; Maximum Credit. (a) Subject to the terms and conditions of this Agreement, the Bank agrees (i) to make revolving loans to Borrower (hereinafter collectively referred to as "Revolving Loans" and individually as a "Revolving Loan") and (ii) issue Letters of Credit, up to the Revolving Loan Commitment at any time during the period commencing the date hereof to, but excluding, the Revolving Loan Maturity Date, in such amounts as Borrower may from time to time request; provided, however, that the sum of the aggregate outstanding principal amount of the Revolving Loans, plus the Letter of Credit Obligations, when added to any requested Revolving Loans or Letter of Credit, as the case may, be shall at no time exceed the lesser of (A) the Available Commitment or (B) the Borrowing Base (the "Maximum Credit"); provided, further that in no event shall the Letter of Credit Obligations, when added to any requested Letter of Credit, exceed at any time $1,000,000. Subject to the terms hereof, the Borrower may borrow, prepay and reborrow until the Revolving Loan Maturity Date when all Revolving Loans shall be due and payable. The Bank has no obligation to make any Revolving Loan or issue any Letter of Credit on or after the Revolving Loan Maturity Date.

          (b) Amendment and Restatement of Revolving Loan Commitment Under Existing Agreement. The Revolving Loan Commitment herein provided shall amend and restate the revolving loan commitment set forth in the Existing Agreement. Accordingly, as of the effective date of this Agreement (i) the revolving loan commitment set forth in the Existing Agreement shall be terminated and of no further force and effect, (ii) the revolving loans outstanding under the



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

Existing Agreement shall be refinanced with Revolving Loans incurred hereunder, and (iii) the obligations of the Borrower with respect to such existing revolving loans evidenced by the Revolving Note issued under the Existing Agreement shall be deemed to be evidenced by the Revolving Note issued hereunder. It is the intention of the parties hereto that the amendment, restatement and refinancing of the existing revolving loan commitment under the Existing Agreement with the Revolving Loan Commitment herein provided shall be deemed to be a modification of the Borrower's obligations thereunder and not an extinguishment or novation thereof.

          2.2. Borrowing and Renewal Procedures. With respect to any proposed Revolving Loan, the Borrower shall deliver a Borrowing Notice to the Bank by 2:00 p.m. on the date of such proposed borrowing. Subject to the satisfaction of the conditions set forth in Sections 2.1 and 2.4, the Bank shall lend to Borrower the amount specified in such Borrowing Notice, provided, however, that each Revolving Loan shall be made only on a Business Day. In the event that any Borrowing Notice is given to the Bank by telephone, such notice must be confirmed by the Borrower via same day facsimile. All Revolving Loans shall be credited to an account of the Borrower maintained by the Bank.

          2.3. Borrowing Warranty. Each Borrowing Notice delivered to the Bank pursuant to Section 2.2 shall constitute a warranty and representation to the Bank that, as of the date of such Borrowing Notice and the date of the borrowing proposed in such Borrowing Notice, all of the following are true and correct:
(a) the representations and warranties of the Borrower set forth in Section 8 below are true and correct, (b) the covenants of the Borrower set forth in
Section 10 below have been complied with and are true and correct, and (c) no Event of Default or Unmatured Event of Default shall have occurred or will result from the Revolving Loan described in or the transaction contemplated by such Borrowing Notice.

          2.4. Borrowing Conditions. Notwithstanding anything contained in this Agreement to the contrary, the Bank shall have no obligation to make any Revolving Loan if an Event of Default or Unmatured Event of Default (a) shall exist on the date of such proposed borrowing or (b) shall result from the making of such Revolving Loan.

          2.5. Procedures for Letters of Credit.


               (A) Issuance of Letters of Credit. Within the Available Commitment, until the Commitment Expiration Date, and provided that no Event of Default shall have occurred and be continuing or would result from the issuance of a Letter of Credit and subject to the limitations of Section 2.1, the Bank may issue Letters of Credit for the account of Borrower on the terms hereinafter set forth. No Letter of Credit shall have a term in excess of 365 days and, in any event, an expiry date beyond the Commitment Expiration Date. Each of the Letters of Credit shall be issued in a form satisfactory to the Bank and pursuant to a Letter of Credit Agreement duly executed by the Borrower. The terms and conditions of the Letter of Credit Agreement(s) are hereby incorporated herein by reference as if fully set forth at length. The Borrower shall pay to the Bank any and all fees imposed by Bank in connection with the issuance of Letters of Credit.

               (B) Payments under Letters of Credit and Reimbursement by Borrower. In the event of a drawing under any Letter of Credit and payment by the Bank, the Borrower shall immediately reimburse the Bank therefor, together with any fees in connection therewith, which may be made by a charge against any of the Borrower's accounts with the Bank. If the Borrower shall not so reimburse the Bank as provided above, such failure shall be an Event of Default and the Borrower shall pay to the Bank interest on the amount of such payment from the date of such payment by the Bank or the failure of the Borrower to so reimburse the Bank, as applicable, through and including the date of such reimbursement by the Borrower at the Default Rate.

               (C) Letter of Credit Obligations Absolute. The Borrower's obligations to make payments to the Bank in order to reimburse payments by the Bank on Letters of Credit as provided in Subsection 2.5(B) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Letter of Credit Agreement(s), under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document to which the Bank is not a party;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, the Guarantor, any other party guaranteeing, or otherwise obligated with, the Borrower, any Affiliate thereof or any other Person may at any time have against the beneficiary under any

          Letter of Credit, the Bank or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Bank, or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          It is understood that the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notices or information to the contrary and, in making any payment under any Letter of Credit (i) the Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any drafts presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals (but does not exceed) the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Bank.

               (D) Outstanding Letter of Credit Obligations. In addition to the provisions of this Section 2.5 (B), upon an Event of Default, the full amount of all Letter of Credit Obligations shall be deemed to increase the principal amount deemed outstanding under as Revolving Loans (and any unpaid interest thereon and on unpaid letter of credit fees shall be deemed principal of a Revolving Loan), for purposes of (x) distribution of payments hereunder and (y) application of proceeds realized upon the exercise of remedies hereunder or under any Loan Document; provided, however, if any such Letter of Credit thereafter expires without being drawn upon, the amount thereof shall reduce the principal amount deemed outstanding under the Revolving Loans (as previously increased pursuant to this subsection (D)) and the distributions of payments and proceeds to the Bank shall be adjusted accordingly.

          2.6. Issuance Warranty. Each request for a Letter of Credit pursuant to Section 2.5(A) shall constitute a warranty and representation to the Bank that, as of the date of such request and the date of the issuance of any such Letter of Credit, all of the following are true and correct: (a) the representations and warranties of the Borrower set forth in Section 8 below are true and correct, (b) the covenants of the Borrower set forth in Section 10 below have been complied with and are true and correct, and (c) no Event of Default or Unmatured Event of Default shall have occurred or will result from the issuance of any such Letter of Credit described in or the transaction for which such Letter of Credit is being issued.

          2.7. Issuance Conditions. Notwithstanding anything contained in this Agreement to the contrary, the Bank shall have no obligation to issue any Letter of Credit if an Event of Default or Unmatured Event of Default (a) shall exist on the date of such proposed issuance or (b) shall result from the issuance of such Letter of Credit.

                   SECTION 3. NOTE EVIDENCING REVOLVING LOANS

          3.1. Promissory Note. The Revolving Loans shall be evidenced by an Amended and Restated Secured Revolving Note (the "Revolving Note"), executed on and dated the date hereof, in the principal amount of up to $20,000,000 made by the Borrower in favor of the Bank. The outstanding principal balance of the Revolving Note plus all accrued and unpaid interest shall be due and payable on the Revolving Loan Maturity Date.

          3.2. Recordkeeping. The Bank shall record, in accordance with its usual and customary practices, the date and amount of each Revolving Loan, and the interest rate. The Bank may, at its option, record such information on the schedule attached to the Revolving Note. The Bank's records (including such schedule) shall be presumptive evidence of the subject matter thereof. The Bank's failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the Obligations or any part thereof.

             SECTION 4. INTEREST; ADMINISTRATION OF REVOLVING LOANS

          4.1. Interest Rate. With respect to each Revolving Loan, the Borrower promises to pay interest on the unpaid principal amount thereof for the period commencing on the date of such Revolving Loan until such Revolving Loan is paid in full at a rate per annum equal to the Lending Rate. Notwithstanding anything contained in this Agreement or the Revolving Note to the contrary, with respect to each Revolving Loan, after the Revolving Loan Maturity Date on upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest to the Bank at a rate per annum equal to the Default Rate.

          4.2. Payment of Interest. Interest on each of the Revolving Loans shall be payable monthly, in arrears, on the first Business Day of each calendar month and on the Revolving Loan Maturity Date. After the Revolving Loan Maturity Date (whether by acceleration or otherwise) or upon the occurrence and during the continuance of an Event of Default, accrued interest on all Revolving Loans shall be payable on demand.

          4.3. Late Payment. Any payment of principal or interest not received within ten days of its due date shall be accompanied by a late charge of three percent (3%) of the amount of such payment.

          4.4. Maximum Interest. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In the event the interest rate paid hereunder exceeds the maximum rate permitted by law, the Loan Documents (including the Revolving Note) shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than the maximum permitted by law.

          4.5. Computation of Interest. The interest chargeable hereunder shall be computed on the basis of a 360-day year for the actual number of days in the interest period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Accordingly, the Borrower acknowledges that the application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

                             SECTION 5. PREPAYMENTS

          5.1. Voluntary Prepayments. Borrower may, from time to time, prepay the Revolving Loans in whole or in part, provided that each partial prepayment shall be in a minimum principal amount of $100,000 (or any integral multiple of $50,000 in excess thereof), and any prepayment of the entire principal amount of all Revolving Loans shall include accrued interest to the date of prepayment.

          5.2. Mandatory Prepayments. The sum of the outstanding aggregate principal amount of the Revolving Loans plus the Letter of Credit Obligations shall not exceed the Maximum Credit at any time. Without limiting the Bank's rights to demand payment of the Obligations in accordance with the terms of this Agreement, in the event that at any time the sum of the aggregate amount of the outstanding Revolving Loans plus the Letter of Credit Obligation exceed the Maximum Amount (such excess is referred to herein as an "Overadvance"), such Overadvance shall be payable and the Borrower shall pay to the Bank the entire amount of such Overadvance (plus interest thereon) immediately upon the Bank's demand for such amounts.

                          SECTION 6. PAYMENTS AND FEES

          6.1. Making of Payments. All payments (including prepayments pursuant to Section 5 above) of principal of, or interest on, the Revolving Loans, together with all other Obligations, shall be made without set off, deduction or counterclaim in Dollars when stated to be due by the Borrower to the Bank in immediately available funds. All payments in respect of Obligations required to be made hereunder and under the other Loan Documents shall be debited by the Bank from a demand deposit account maintained by the Borrower with the Bank. The Borrower agrees that in addition to any other rights of setoff granted to the Bank in the Loan Documents, at the Bank's option, all principal, interest, fees, costs or other charges with respect to the Revolving Loans and the Loan Documents and the proceeds of any and all Revolving Loans made by the Bank to the Borrower may be charged directly to the Borrower's account maintained by the Bank; provided, that the foregoing shall not limit the recourse of the Bank to any source of funds.

          6.2. Commitment Fee. [INTENTIONALLY DELETED]

          6.3. Origination Fee. In consideration of the renewal and increase of the Maximum Credit contemplated herein, the Borrower shall pay to the Bank an origination fee in the amount of $50,000.00, said fee to be due and payable upon the execution and delivery of this Agreement.

          6.4. Due Date. If any payment of principal or interest with respect to any Revolving Loans falls due on a day which is not a Business Day, then such date shall be extended to the next Business Day and additional interest shall accrue and be payable for the period of such extension.

          6.5. Payments in Respect of Increased Costs. In the event that the Bank shall have determined that any Requirement of Law regarding reserves, capital adequacy, special deposit or other similar requirement(s) or any change therein or in the interpretation or application thereof or compliance by the Bank with any request or directive regarding any such requirements (whether or not having the force of law, so long as the Bank reasonably believes that compliance therewith is necessary) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the Bank's capital as a consequence of its Commitment or any of its obligations hereunder to a level below that which the Bank could have achieved but for such law or change or compliance (taking into consideration such Bank's policies with respect to capital adequacy or other similar requirements) by an amount deemed by the Bank in the exercise of reasonable discretion to be material, then from time to time, upon submission by the Bank to the Borrower of a written demand therefor which sets forth in reasonable detail the basis for such request and the computation of the amount requested (the amounts set forth in any such demand shall be presumptive evidence thereof, absent manifest error), the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost relating to this Agreement from the date of such event, together with any late charge applicable thereto as provided in Section 4.3 hereof and thereafter such similar payments requested by the Bank on the basis set forth above.

                              SECTION 7.  SECURITY; INSPECTIONS

          7.1. Security Interests. To secure to the Bank the prompt and full payment of all of the Obligations, the Borrower hereby grants the Bank a continuing first priority and only security interest in and lien upon the following of Borrower's described property, wherever the same may now or hereafter be located, now existing or owned and hereafter arising or acquired:
(i) all Accounts; (ii) all Chattel Paper; (iii) all contract rights; (iv) all Documents; (v) all General Intangibles but only as they relate to the Accounts, Inventory and Equipment of Borrower (including, without limitation, all trade secrets, trade names, copyrights, copyright applications, patent applications, patents, trademarks, trademark registrations and applications therefor); (vi) all Instruments but only as they relate to Accounts, Inventory and Equipment of Borrower; (vii) all Equipment; (viii) all Inventory; (ix) to the extent not otherwise included in clause (vii) above, all other machinery, apparatus, equipment, fittings, furniture and furnishings now or hereafter located upon the real property of the Borrower, or any part thereof, and used or usable in connection with any future occupancy or use of such property; (x) any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of the Borrower; (xi) any and all claims or payments made under any insurance policy; (xii) all interest of the Borrower in any goods, the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any Accounts, contracts, General Intangibles or any Chattel Paper or Instruments referred to above; (xiii) all replacements, substitutions, additions or accessions to or for any of the foregoing; (xiv) to the extent related to the property described above, all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of the Borrower or any computer bureau from time to time acting for the Borrower; and (xv) all property or interests in property of the Borrower which now may be owned or hereafter may come into the possession, custody or control of the Bank, or any agent or affiliate of the Bank (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), including, without limitation, all rights and interests of the Borrower in respect of any and all
(a) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificates, and warrants, options, puts, calls and other rights to acquire or otherwise relating to the same, (b) cash, and (c) proceeds of loans, advances and other financial accommodations, including, without limitation, loans, advances and other financial accommodations made or extended by the Bank; and (xviii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing (collectively, the "Collateral"). The Borrower shall make appropriate entries upon its financial statements and books and records disclosing Bank's security interest in the Collateral. The Bank shall file, and Borrower consents to such filing, the appropriate forms to perfect its security interest in the Collateral in accordance with the New Jersey Uniform Commercial Code. All capitalized terms used in this Section 7.1 and not otherwise defined herein shall have the meanings set forth in the New Jersey Uniform Commercial Code; provided, however, that the Bank shall not file a UCC-1 Financing Statement evidencing its security interest in the Collateral in any jurisdiction other than the State of New Jersey unless the dollar value of the Collateral in such other jurisdiction exceeds $500,000 at anytime.

          7.2. Trademarks and Licenses. The Borrower further grants to the Bank, an irrevocable, non-exclusive license at no charge to use the trademarks, patents, copyrights and licenses used in connection with the sale of its goods including, without limitation, those listed on Schedule 7.2 annexed hereto (the latter, the "Trademarks") associated with the Collateral in connection with any foreclosure or liquidation together with the right to grant a non-exclusive sublicense, without charge, to any buyer of such Collateral for the purpose of resale. As used herein, the term "Trademarks" includes all computer programs, and other Collateral used in connection with such Trademarks.

          7.3. Maintenance; Right of Inspection. The Borrower shall maintain at its own cost and expense, reasonably satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral. The Borrower shall mark its books and records pertaining to the Collateral to evidence the security interests granted hereunder. The Bank shall have the right (exercisable with reasonable frequency), at any time during normal business hours on reasonable notice to inspect the Collateral and all related records.

          7.4. Right of Set off. The Borrower hereby grants to the Bank a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, the Borrower's accounts with the Bank whether existing now or hereafter arising, including, without limitation all accounts held jointly with a third party. The Borrower authorizes the Bank to charge or set off any Obligations against any such accounts.

          7.5. Additional Collateral. Without limiting the generality of Section
7.1 above, the defined term "Collateral" shall also include, but is not limited to, all of the real and personal property encumbered by the Lien created by the NM Facility Mortgage, the NM Facility Bond Pledge and the Security Agreement.

                   SECTION 8. REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Agreement and to make the Revolving Loans herein provided for, the Borrower makes the following representations and warranties to the Bank:

          8.1. Capacity. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has obtained all necessary governmental and corporate authorizations and consents necessary to execute and deliver the Loan Documents and has full power and capacity to execute and deliver the Loan Documents and to perform all Obligations thereunder.

          8.2. No Conflict. The execution and delivery of the Loan Documents and the performance by the Borrower of all obligations under the Loan Documents do not and will not contravene or conflict with any Requirements of Law applicable to Borrower or of any other agreement binding upon the Borrower or any of its assets, except for such contraventions or conflicts that will not cause a Material Adverse Effect.

          8.3. Title; No Other Liens. The Borrower has good and marketable title to the Collateral subject only to Permitted Encumbrances. Other than with respect to Permitted Encumbrances, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except as to which UCC-3 termination statements have been received or which have expired and not been renewed. The appropriate financing statements have been filed by the Bank in the jurisdictions listed on Schedule A hereto against the Borrower, and the Liens granted pursuant to this Agreement constitute perfected first priority liens (to the extent such liens can be perfected by filing) on the Collateral in favor of the Bank, which are prior to all other liens on the Collateral created by the Borrower (other than certain Permitted Encumbrances that, by operation of law, are prior to the Lien of the Bank in the specific Collateral in question) and which are enforceable as such against all creditors of the Borrower.

          8.4. Accounts. All Accounts of the Borrower represent sums due for services rendered or goods provided and are enforceable obligations collectible by the Borrower in the normal course of business.

          8.5. Inventory and Equipment. All Inventory and Equipment of the Borrower is kept at the locations set forth on Schedule 8.5 hereof and at no other locations (all premises listed on Schedule 8.5 which are leased and/or are warehouses are hereinafter referred to as the "Leased Premises"); provided, however, that some Inventory may, upon purchase by the Borrower, be in transit and in all such cases, all actions necessary to perfect the Bank's security interest in such Inventory shall be taken by the Borrower, including, without limitation, delivery to the Bank (with any necessary endorsements) of all documents of title, bills of lading and warehouse receipts in respect thereof. All Eligible Inventory of the Borrower is and will be of good and merchantable quality, free from defects. No Inventory or Equipment is subject to any Lien except for the security interest of Bank hereunder or Permitted Encumbrances. Borrower hereby agrees that to the extent Inventory or Equipment is now, and at any time hereafter be, stored with a bailee, warehouseman or similar party without Bank's prior written consent and, if Bank gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Bank, in form and substance acceptable to Bank, warehouse receipts therefor in Bank's name. No Inventory or Equipment, to the extent Borrower wishes it to be included in the calculation of the Borrowing Base, is now and nor shall be located at leased premises by the Borrower unless the Bank receives a Landlord's Waiver and Consent, in form and substance satisfactory to the Bank. No Equipment is under consignment to or from any Person other than in accordance with the arrangements described is Schedule
8.5.1 or under similar arrangements in compliance with Section 10.27 hereof. All Equipment is currently usable or currently saleable in the Borrowers' business other than obsolete Equipment not reflected in the Financial Statements.

          8.6. Validity and Binding Nature. The Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          8.7. Litigation. Except as set forth on Schedule 8.7, no litigation, arbitration proceedings or governmental proceedings are pending or known to be threatened against the Borrower and no material development not so disclosed has occurred in any litigation, arbitration proceedings or governmental proceedings so disclosed, which would, if adversely determined as to the Borrower, cause a Material Adverse Effect.

          8.8. Environmental Matters. The Borrower, including its tenants, users and uses of its property, is in full compliance with all federal, state, county and municipal environmental laws, ordinances, rules, regulations and requirements ("Environmental Law"), except where non-compliance with such Environmental Laws would not have a Material Adverse Effect. There are no liens or threatened liens against Borrower, its property or its tenants, users and uses pursuant to any Environmental Law. If it is revealed that the Borrower or its property, tenants, users or uses, are not in full compliance with any Environmental Law the non-compliance with which would have a Material Adverse Effect or that conditions exist, or may exist, at the property which are not reasonably satisfactory to the Bank in its sole discretion, Borrower will undertake, at its sole cost and expense, whatever actions are necessary to bring Borrower, its property, tenants, users and uses into compliance with Environmental Law and to correct any environmental condition unsatisfactory to the Bank to the satisfaction of the Bank in its sole discretion and to the satisfaction of federal, state, county and local environmental authorities.

          8.9. Employee and Other Loans. Schedule 8.9 attached hereto lists (i) all loans made by the Borrower to its partners, agents, directors, officers and employees, Affiliates and other related parties (the "Related Parties"), and
(ii) the loans made by Related Parties to the Borrower, the principal balance of the loans and the interest payable thereon and the amount of each monthly payment required to be made thereon. All of the loans referred to in clause (ii) have been subordinated to the Obligations on terms satisfactory to the Bank.

          8.10. ERISA. (a) Compliance with ERISA. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Plan.

          (b) Prohibited Transactions. The Borrower has not engaged in a transaction in connection with which the Borrower or the ERISA Affiliate could be subject to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          (c) Plan Termination. There has been no termination of a Multiemployer Plan or trust created under any Multiemployer Plan that would give rise to liability to the PBGC on the part of the Borrower or an ERISA Affiliate. No liability to the PBGC has been or is expected to be incurred with respect to any Multiemployer Plan by the Borrower or an ERISA Affiliate. The PBGC has not instituted proceedings to terminate any Multiemployer Plan. There exists no condition or set of circumstances which presents a material risk of termination of any Multiemployer Plan by the PBGC.

          (d) Employee Pension Benefit Plans. Neither the Borrower nor any ERISA Affiliate has any obligation or liability under, or contributed within the preceding five years to, an employee pension benefit plan with the meaning of
Section 3(2) of ERISA.

          (e) Withdrawal Liability. Neither the Borrower nor any ERISA Affiliate has made a complete or partial withdrawal from a Multiemployer Plan. To the best knowledge of the Borrower, the aggregate liability to which the Borrower or any ERISA Affiliate would become subject under ERISA if the Borrower and all ERISA Affiliates were to withdraw completely from all Multiemployer Plans as of the most recent valuation date, together with any secondary liability for withdrawal liability the Borrower and any ERISA Affiliate may have as of the date hereof, would not have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its ERISA Affiliates, taken as a whole. To the best knowledge of the Borrower, no such Multiemployer Plan is in reorganization (as such term is defined in Section 4241 of ERISA) or is insolvent (as such term is defined in Section 4245 of ERISA).

          (f)  Retiree   Welfare   Benefits.   The  Borrower  does  not  provide
post-retirement health, medical and other welfare benefits for retired employees of the Borrower.

          8.11. Tradenames. Certain Accounts may be and/or certain of the

Borrower's invoices may be, from time to time, rendered to customers under the trade names listed on Schedule 8.11 (which together with any new trade names used after the date hereof are referred to collectively, as the "Trade Names" and individually, as a "Trade Name"). As to such Trade Names and the related Accounts, the Borrower hereby warrants and agrees that:

          (i) each Trade Name is a trade name and style (and not the name of an independent corporation or other legal entity) by which the Borrower may identify and sell certain of its goods or services and conduct a portion of its business and Borrower has filed or made all public or other notices in any jurisdiction required to lawfully operate under such Trade Names except in those jurisdictions, if any, where the failure to file would not have a Material Adverse Effect;

         (ii) all Accounts, Chattel Paper and proceeds thereof and returned merchandise which arise from the sale of goods invoiced under the Trade Names are and shall be (x) owned solely by the Borrower and
               (y) subject to the security interest and other terms of this Agreement and the other Loan Documents;

         (iii) new Trade Names may only be used by the Borrower after the Bank is given fifteen (15) days prior written notice of the use of any such new Trade Name, which notice shall set forth the name of such new Trade Name; and

         (iv) the Borrower does not use any Trade Name other than the Trade Names listed on Schedule 8.11 hereto.

          8.12. Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries except for Guarantor, EMCORE IRB Company, Inc. ("IRB") and EMCORE Real Estate Holding Corp. ("Holdings"). Holdings is a wholly-owned Subsidiary of the Borrower organized and existing solely for the purpose of owning the Borrower's facility located at 394 Elizabeth Avenue, Somerset, New Jersey. IRB is a wholly-owned Subsidiary of the Borrower organized and existing solely to purchase and fund certain taxable industrial revenue bonds issued by the City of Albuquerque, New Mexico in connection with the development of the NM Facility and certain other related facilities occupied and operated by the Borrower. No other business activities are conducted, and no other material assets are held or possessed, directly or indirectly in or through Holdings or IRB.

          8.13. Financial Statements. The audited annual financial statements for the fiscal year ended September 30, 2000 (the "Financial Statements") that have been delivered by the Borrower to the Bank were prepared in conformity with GAAP, consistently maintained throughout the period involved and are correct and complete and fairly present the financial condition and the results of operations of the Borrower as of the dates and for the periods thereof. The Borrower does not have any direct liabilities or Contingent Liabilities not disclosed in such statements. Since September 30, 2000, there has been no material adverse change in the Financial Statements.

          Neither the Financial Statements referred to above nor any other statement or report furnished or made available to the Bank by or on Borrower's behalf in connection with the negotiation or confirmation of the transactions contemplated herein contain, as at the time such statements were furnished, any untrue statement of a material fact or any omission of a material fact necessary to make the statements contained therein not misleading, and all such statements and reports, taken as a whole together with this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading.

          8.14. Tax Matters. The Borrower has filed all tax returns and reports required to be filed by it with all federal, state or municipal authorities and has paid in full or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports, except such amounts as Borrower is contesting in good faith and against which Borrower has established and maintains adequate reserves in accordance with GAAP.

          8.15. Ownership of Property; Liens. The Borrower has good and marketable title to its all of its property and assets both real and personal and assets free and clear of any Liens other than Permitted Encumbrances.

          8.16. Compliance With Requirements of Law. The Borrower is in compliance with all Requirements of Law, except where such instances of non-compliance are consistent with its normal operations and past practices and in any event could not reasonably be expected to have a Material Adverse Effect. The Borrower has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business. No notice has been issued and no investigation or review is pending or threatened by any Governmental Authority (i) with respect to any alleged violation by Borrower of any law, ordinance, regulation, order, policy or guideline of any Governmental Authority, (ii) with respect to any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of the Borrower which will have a Material Adverse Effect.

          8.17. Investment Company Act. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          8.18. Margin Stock. The Borrower does not own nor presently intends to acquire any Margin Stock. Neither the Borrower, nor any agent acting on behalf of the Borrower has taken any action which might cause this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System.

          8.19. General Collateral Representation. (a) With respect to the Collateral, at the time the Collateral becomes subject to the Bank's security interest, the Borrower is and at all times will be the sole owner of and have good and marketable title to the Collateral, free from all Liens, in favor of any Person other than the Bank except Permitted Encumbrances, and has full right and power to grant the Bank a security interest therein. All information furnished to the Bank concerning the Collateral is and will be complete, accurate and correct in all material respects when furnished;

          (b) No security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by such Borrower in favor of Bank pursuant to this Agreement, or
(ii) in respect of the items of Collateral subject to the Permitted
Encumbrances;

          (c) The Agreement and the other Loan Documents constitute, as of the date hereof, a valid and continuing first lien on and first security interest in the Collateral in favor of Bank, prior to all other Liens in favor of others and rights of others (except the Permitted Encumbrances) which are enforceable as such as against creditors of and purchasers from Borrower and as against any owner of the real property where any of the Equipment is located and as against any purchaser of such real property and any present or future creditor obtaining a Lien on such real property. All action necessary to protect and perfect such security interest in each item of the Collateral has been duly taken, provided that the Bank has filed the UCC financing statements in the offices listed on Schedule A hereto; and

          (d) No person now having possession or control of any of the Collateral consisting of Inventory or Equipment has issued, in receipt therefor, a negotiable bill of lading, warehouse receipt or other document of title.

          8.20. Accounts.

          (a) As to each and every Eligible Account of Borrower is a bona fide existing obligation, valid and enforceable against the Account debtor for a sum certain for sales of goods shipped or delivered, or goods leased, or services rendered in the ordinary course of business;

          (b) all supporting documents, instruments, chattel paper and other evidence of Indebtedness, if any, delivered to the Bank are complete and correct and valid and enforceable in accordance with their terms, and all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers have full capacity to contract;

          (c) the Account debtor is liable for and is obligated to make payment of the amount expressed in such Account according to its terms;

          (d) it will be subject to no discount, allowance or special terms of payment without the prior approval of the Bank;

          (e) it is subject to no dispute, defense or offset, real or claimed;

          (f)  it  is  not  subject  to  any   prohibition  or  limitation  upon
assignment; and

          (g) Borrower has full right and power to grant the Bank a security interest therein and the security interest granted in such Account to the Bank in Section 7 hereof, when perfected, will be a valid first priority and only security interest which will inure to the benefit of the Bank without further action.

                     SECTION 9. CONDITIONS TO EFFECTIVENESS

          This Agreement, and the increase in the Maximum Credit herein contemplated, shall be deemed effect upon satisfaction of the following conditions precedent, as determined by the Bank in its sole discretion:

          (a) No Default. (i) No Event of Default or Unmatured Event of Default has occurred or will result from the making of such Revolving Loan, (ii) the representations and warranties of the Borrower contained in Section 8 are true and correct as of the date of such requested Revolving Loan, with the same effect as though made on the date of such Revolving Loan, and (iii) the covenants of the Borrower contained in Section 10 have been complied with as of the date of the requested Revolving Loan.

          (b) Other Loan Documents. The Bank shall have received executed counterparts of this Agreement by the Borrower and the following additional documents prior to the execution hereunder:

          (1) Revolving Note and the other Loan Documents to be executed and delivered in connection with this Agreement to which Borrower is a party, duly executed and delivered by the Borrower;

          (2) Certificates of insurance with acceptable lender's loss payee, lender's loss payable and additional insured endorsements;

          (3) A Guaranty and Security Agreement of ASI and TSI, in the form proposed by the Bank, together with related UCC financing statements in proper form for filing in the State of New Mexico, in each case duly executed and delivered by ASI and TSI;

          (4) Opinion of Counsel for the Borrower in form and substance satisfactory to the Bank;

          (5) UCC, judgment, and federal and state tax lien search report on the Borrower and each Guarantor from the Department of Treasury of New Jersey, Somerset County, New Jersey and the Secretary of State of New Mexico;

          (6) Title search reports of the real estate records of City of Albuquerque, New Mexico with respect to the NM Facility;

          (7) Good Standing Certificates of the Borrower from the Secretary of State of New Jersey and Good Standing Certificates of each Guarantor from the Secretary of State of Delaware and New Mexico, as applicable;

          (8) Secretary's Certificate of Borrower attaching Certificate of Incorporation, by-laws and resolutions of the Board of Directors authorizing the transaction; and

          (9) Secretary's Certificate of each Guarantor attaching Certificate of Incorporation, by-laws and resolutions of its Board of Directors authorizing the transaction; and

          (10) Such other documents as may be requested by the Bank.

          (c) Payment of Fees and Expenses. The Bank shall have received evidence of payment of (i) the origination fee as described in Section 6.3 hereof, (ii) payment of all fees and expenses of Bank's counsel, Windels Marx Lane & Mittendorf, LLP for legal services rendered in connection with the transactions contemplated herein, as well as fees and expenses incurred in connection with the administration of the Existing Agreement and other related matters from and after January 2, 2000, and (iii) any and all other expenses or reimbursable items incurred by the Bank in connection with the transactions contemplated herein.

                       SECTION 10. COVENANTS OF BORROWER

          The Borrower covenants and agrees that so long as the Revolving Loan Commitment remains in effect, there are any Revolving Loans outstanding, or any other Obligation remains unpaid, the Borrower shall and shall cause each of its Subsidiaries to:

          10.1. Financial Statements and Other Information. Borrower will furnish to the Bank:

          (a) Financial Statements. Copies of (i) Borrower's annual financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flow, with supporting schedules (if any), all in reasonable detail, prepared in conformity with GAAP, applied on a basis consistent with that of the preceding year prepared and audited (without qualifications) by an independent certified public accountant reasonably acceptable to the Bank, within ninety (90) days after the end of each Fiscal Year, and (ii) Borrower's management prepared fiscal quarter financial statements reflecting its operations through such fiscal quarter end, including, without limitation, a balance sheet, profit and loss statement and statement of cash flow, with supporting schedules (if any), all in reasonable detail, prepared in conformity with GAAP, applied on a basis consistent with that of the preceding year within sixty (60) days after the end of each such fiscal quarter.

          (b) Budgets. (i) On or prior to the effective date of this Agreement, copies of Borrower's management prepared expenditure budget and revenue forecasts for the fiscal year commencing October 1, 2000, together with any and all amendments or modifications thereto through said effective date, and (ii) by no later than September 30, 2001, copies of Borrower's management prepared expenditure budget and revenue forecast to the fiscal year commencing October 1, 2001. Each such budget and forecast to be in reasonable detail, with schedules supporting any substantial assumptions utilized in the preparation thereof, prepared in conformity under GAAP, applied on a consistent basis, and otherwise in form and substance satisfactory to the Bank.

          (c) Notice of Default. Promptly upon discovery thereof, written notice of any Event of Default or Unmatured Event of Default describing such Event of Default or Unmatured Event of Default in reasonable detail and describing the steps being taken by the Borrower to cure the same if the same may be cured.

          (d) Financial Covenant Compliance. Concurrently with the delivery of the financial statements referred to in Section 10.1(a)(i) and (ii) above, a certificate of the Chief Financial Officer or President of the Borrower stating that such officer has obtained no knowledge of any Unmatured Event of Default or Event of Default except as specified in such certificate and showing in detail the calculations supporting such statement in respect of Section 10.14.

          (e) Monthly Reports, Borrowing Base Certificate. Concurrently with the initial Revolving Loan or Letter of Credit requested hereunder and on the 15th day of each calendar month in which there is any Obligations outstanding hereunder, a completed Borrowing Base Certificate (in the form annexed hereto as Exhibit 10.1(f)) for the month most recently then ended, signed by the Chief Financial Officer of the Borrower, detailing the Borrower's availability under the Borrowing Base, together with a complete accounts receivable aging report (including a detailed agings of accounts by total (including original date of each invoice), a summary of aging of accounts by customer and a reconciliation statement), and a report of the aggregate dollar value of all Inventory held by the Borrower for the month just ended (showing individual values for raw materials, work-in-process, finished goods inventory and any inventory obsolescence), each of such reports to be in form and substance reasonably satisfactory to the Bank.

          (f) Other Public Statements and Report. Promptly, after the same are sent copies of all financial statements and reports and proxy statements which the Borrower sends to its public stockholders, if any, and promptly after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

          (g) Other Information. From time to time such other information concerning the Borrower as the Bank may reasonably request, including, without limitation, accounts receivable agings, accounts payable agings, contracts in progress and lease copies.

          All financial statements delivered by the borrower shall include financial statements of its Subsidiaries on a consolidating basis.

          10.2. Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans and Letters of Credit for working capital and other lawful general corporate purposes. In no event shall any Revolving Credit Loan or Letter of Credit be used directly or indirectly to acquire or carry and "margin stock" as such term is defined in Regulation U promulgated by The Board of Governors of Federal Reserve Board, as in effect from time to time.

          10.3. Other Agreements. The Borrower and each of its Subsidiaries will not enter into any agreement containing any provision which would be violated or breached by the performance of the Borrower's and each of its Subsidiaries' obligations hereunder.

          10.4. Indebtedness for Borrowed Money. The Borrower and each of its Subsidiaries shall not incur, or permit to exist, any Indebtedness for borrowed money except (i) Indebtedness incurred pursuant to borrowings hereunder, (ii) Indebtedness incurred in respect of any other loans or other financial accommodations made by the Bank in its discretion to the Borrower and each of its Subsidiaries, (iii) Indebtedness existing on the date hereof and reflected in the Financial Statements (other than Subordinated Debt), (iv) purchase money Indebtedness incurred in the acquisition of fixed assets and (v) Subordinated Debt; provided, that the Indebtedness permitted pursuant to clauses (ii)-(iv) shall not exceed $4,000,000 in the aggregate at any time outstanding and provided, further, that the financial accommodations to the Guarantor permitted under Section 10.26 shall not be deemed to be in violation of this covenant.

          10.5. Liens. The Borrower and all of its Subsidiaries shall not create, assume or permit to exist, any Lien on any of its property or assets now owned or hereafter acquired except (i) Liens in favor of the Bank; (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (iv) purchase money Liens granted to secure the unpaid purchase price of any fixed assets within the limits imposed by Section 10.4 hereof. The Liens described in clauses (i) through (iv) above are referred to herein as "Permitted Encumbrances".

          10.6. Accounts. The Borrower and each of its Subsidiaries shall observe and perform all obligations arising under all Accounts. In the event any of Borrower's and each of its Subsidiaries' Accounts is or becomes evidenced by a promissory note, a trade acceptance or any other instrument for the payment of money, Borrower and each of its Subsidiaries will promptly deliver such instrument to the Bank appropriately endorsed to the Bank's order. Regardless of the form of such endorsement, Borrower and each of its Subsidiaries hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto. After an occurrence of an Event of Default and during the continuance thereof, upon the request of the Bank at any time, the Borrower and each of its Subsidiaries shall notify Account debtors that the Accounts have been assigned to the Bank and that payments in respect thereof shall be made directly to the Bank. The Bank may at any time communicate with account debtors to verify to its satisfaction the existence, amount and terms of Accounts.

          10.7. Insurance. The Borrower and each of its Subsidiaries shall maintain insurance (including, without limitation, all risk, casualty and liability and business interruption insurance on a full replacement cost basis (with no co-insurance)) for the full insurable value of the Collateral of such types, in such amounts as is customary in the case of companies engaged in a similar business with insurers, and in form and substance reasonably satisfactory to the Bank, which policy shall name the Bank as loss payee and additional insured pursuant to a long form secured party endorsement and include a 30 day notice of modification and cancellation clause. Borrower shall furnish to the Bank, upon request of the Bank a copy of such policy and proof that all premiums theretofore owing have been paid in full.

          10.8. Taxes. The Borrower and each of its Subsidiaries shall pay when due all federal, state or local or foreign taxes, levies, assessments, charges or claims except when the amount or validity thereof is currently being contested in good faith and reserves in conformity with GAAP with respect thereto have been provided for on the books of the Borrower.

          10.9. ERISA. (a) The Borrower shall notify Bank of the following events, as soon as possible and in any event within thirty days after the Borrower knows or has reason to know thereof: (i) the occurrence of a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by the PBGC or the Borrower or any ERISA Affiliate to terminate or withdraw or partially withdraw from any Multiemployer Plan and the Reorganization or Insolvency of such Multiemployer Plan (as such terms are defined in ERISA), and in addition to such notice, delivery to the Bank of a certificate of a Responsible Officer setting forth details relating thereto, and the action that the Borrower and the ERISA Affiliate propose to take with respect thereto and when known, any action taken or threatened by the Internal Revenue Service or the PBGC, together with a copy of any notice to the PBGC or the Internal Revenue Service or any notice delivered by the PBGC or the Internal Revenue Service.

          (b) The Borrower and any ERISA Affiliate will not:

          (i) knowingly engage in any transaction in connection with which the Borrower could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; or

          (ii) fail to make any payments when due to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto. The Borrower agrees (x) upon the request of the Bank to obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Borrower or an ERISA Affiliate contributes or to which the Borrower or an ERISA Affiliate has an obligation to contribute and (y) to transmit a copy of such statement to the Bank, so long as the Bank or its nominee shall be the holder of the Revolving Note, within 15 days after the Borrower receives the same.

          10.10. Compliance with Laws. The Borrower and each of its Subsidiaries shall remain in good standing in the laws of the state of their respective organization and shall at all times comply in all material respects with all Requirements of Law applicable to its business, including all Environmental Laws. The Borrower and each of its Subsidiaries shall remain in good standing as a foreign corporation in each jurisdiction wherein the failure to so qualify will have a Material Adverse Effect.

          10.11. Sale or Change of Business. The Borrower and each of its Subsidiaries shall not (i) without the Bank's prior written consent (which shall not be unreasonably withheld), enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets (other than sales of inventory and obsolescent equipment in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another business entity or (ii) except upon 30 days prior written notice to the Bank (x) change the name or location of its business or (y) move Inventory and Equipment to any location other than at its locations set forth in Section 8.5 hereof.

          10.12. Further Documentation. At any time and from time to time, upon the request of the Bank and at the sole expense of the Borrower and each of its Subsidiaries, the Borrower and each of its Subsidiaries shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Bank may reasonably request for the purpose of obtaining or preserving the security interest granted to the Bank hereunder and of the rights and powers granted herein, including, without limitation, the filing of any financing, amendment or continuation statements under the Uniform Commercial Code. The Borrower and each of its Subsidiaries hereby irrevocably constitutes and appoints the Bank with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and each of its Subsidiaries and in the name of the Borrower and each of its Subsidiaries or in their own name, from time to time in the Bank's discretion, to execute and file, in Borrower's and each of its Subsidiaries' name and on its behalf, any Uniform Commercial Code financing, amendment or continuation statement. The Borrower and each of its Subsidiaries hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          10.13. Maintenance of a Bank Account. The Borrower shall maintain its primary operating accounts and one or more demand deposit accounts with the Bank.

          10.14. Financial Covenants

          (a) Core EBITDA. The Borrower and its Subsidiaries, on a consolidated basis, shall maintain a Core EBITDA of not less than the amounts set forth below as of the end of the fiscal quarters set forth below:

            Fiscal Quarter Ending              Minimum Core EBITDA

            March 31, 2001                        $ 2,500,000
            June 30, 2001                         $ 5,000,000
            September 30, 2001                    $ 6,500,000
            December 31, 2001                     $ 8,500,000
            March 31, 2002 and each               $10,000,000
            Fiscal year end thereafter
            Said ratio to be tested no less frequently than quarterly.

          (b) The Borrower shall maintain a Liquidity of not less than $10,000,000 at all times, said requirement to be tested no less frequently than quarterly.

          (c) Effective Net Worth. The Borrower and its Subsidiaries, on a consolidated basis, shall maintain an Effective Net Worth all times of not less than $180,000,000, said requirement to be tested no less frequently than quarterly.

          (d) Quick Ratio. The Borrower and its Subsidiaries, on a consolidated basis, shall maintain a Quick Ratio at all times of not less than 1.10 to 1.00, said ratio to be tested no less frequently than quarterly.

          10.15. Limitations on Modifications, Waivers and Extensions of Agreements Giving Rise to Accounts. The Borrower will not (i) amend, modify, terminate or waive any provision of any material agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such material Account as Collateral as the value of such account is calculated by the Bank in accordance with determination of the Borrowing Base, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account or (iii) fail to deliver to the Bank a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to a material Account.

          10.16. Limitation on Discounts, Compromises and Extensions of Accounts. Upon the occurrence and during the continuance of an Event of Default, the Borrower will not grant any extension of the time of payment of any of the Accounts or compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          10.17. Limitation on Investments. The Borrower and each of its Subsidiaries shall not purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of any Person, except
(i) investments in direct obligations of the United States government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6%, and then in an amount not to exceed 10% of the issuing bank's unimpaired capital and surplus and (ii) investments in the form of capital contributions to Uniroyal Optoelectronics LLC, UMCORE LLC and/or GELcore LLC. The foregoing shall not, however, be construed as an express or implied consent by the Bank to any transaction otherwise prohibited or restricted by this Agreement undertaken by the Borrower and each of its Subsidiaries to obtain the funds for any such investment.

          10.18. Fiscal Year. The Borrower shall not change its Fiscal Year.

          10.19. Limitation on Contingent Obligations. Subject to Section 10.4 hereof, the Borrower and each of its Subsidiaries shall not create, incur, assume or suffer to exist any Contingent Obligation(s) in excess of $100,000 in the aggregate in any Fiscal Year.

          10.20. Limitation on Creation or Acquisition of Subsidiaries. The Borrower and each of its Subsidiaries shall not create, make any capital contributions to or acquire any Subsidiary or transfer any assets to any Subsidiary.

          10.21. Dividends. The Borrower and each of its Subsidiaries shall not declare any dividends (other than dividends payable solely in stock of Borrower) on, or make any payment on account of, any shares of any class of stock of the Borrower and each of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower and each of its Subsidiaries, or make any payment on account of, or purchase or otherwise acquire, any securities of the Borrowers from any Person.

          10.22. Environmental Liabilities. The Borrower and each of its Subsidiaries shall not violate any Requirement of Law, rule or regulation regarding Hazardous Material; and, without limiting the foregoing, dispose of (or permit any Person to dispose of) any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned or operated by the Borrower or any of its Subsidiaries, nor allow any Lien imposed pursuant to any Requirement of Law relating to Hazardous Materials or the disposal thereof to be imposed or to remain on such real property, which violation or Lien would have a Material Adverse Effect.

          10.23. Lease Payments. The Borrower and each of its Subsidiaries shall not expend in the aggregate, either directly or indirectly, in excess of $2,000,000 in any Fiscal Year for the lease, rental or hire of real or personal property pursuant to any rental agreement therefor, whether an operating lease, or otherwise (but excluding Capitalized Leases).

          10.24. Landlord's Waivers. The Borrower shall obtain with respect to all of its leased premises, a Landlord's Waiver of Lien from each landlord in form and substance satisfactory to the Bank to the extent Borrower wishes to include Inventory (to the extent it would otherwise be considered Eligible Inventory) located at such premises in the Borrowing Base.

          10.25. Prepayment of Indebtedness. The Borrower shall not pay, discharge or satisfy (either in whole or in part), at or before maturity any long term Indebtedness (as determined in accordance with GAAP), except the foregoing shall not be construct to prohibit the prepayment of any of the Obligations or any non-cash retirement of debt relating to the exercise of the Warrants.

          10.26. Loans and Advances. The Borrower and each of its Subsidiaries shall not, during any Fiscal Year, make loans or advances to any Person (excluding ordinary course of business travel and expense advances) other than
(i) the existing loans to Related Parties listed on Schedule 8.9 hereof (the "Existing Loans") and (ii) loans to Related Parties made after the date hereof, provided, that the aggregate principal amount of all such loans does not exceed $100,000 at any time outstanding except that the Borrower may (i) make financial accommodations to the Guarantor, however characterized, whether as loans, notes payable, accounts receivable, advances or otherwise, in an amount not to exceed $2,000,000 at any time outstanding, and (ii) accept the notes secured by Stock Pledge Agreements dated on or about December 4, 1997 made in its favor by (1) Thomas J. Russell (in the principal amount of $3,127,560.72), (2) Gallium Enterprises Inc. (in the principal amount of $2,632,338.48), (3) Howard R. Curd (in the principal amount of $556,067.36), (4) Howard F. Curd (in the principal amount of $556,067.36) and (5) Reuben F. Richards, Jr. (in the principal amount of $556,067.36). The Borrower and each of its Subsidiaries agrees that all payments made in respect of the Existing Loans shall permanently reduce the permitted amount of such loans for purposes of determining compliance with this covenant. The Borrower and each of its Subsidiaries shall deliver the instruments evidencing such loans and advances promptly to the Bank.

          10.27. Consigned Equipment. The Borrower and each of its Subsidiaries shall not permit Equipment with a value (in the aggregate as to all such Equipment) in excess of $4,000,000 to become Consigned Equipment.

                   SECTION 11. EVENTS OF DEFAULT AND REMEDIES

          11.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement and the other Loan Documents.

          (a) Non-Payment of Principal or Interest. Non-payment when due of any principal of or interest due on the Revolving Note or non-payment of any of Borrower's other Obligations when due and payable or declared due and payable; or

          (b) Bankruptcy or Insolvency. Either Borrower or Guarantor becomes insolvent or generally fails to pay, or admits in writing its inability to pay debts as they become due; or applies for, consents to, or acquiesces in the appointment of, a trustee, receiver, guardian, conservator or other custodian for the Borrower or Guarantor or any of their respective property, or the Borrower or Guarantor makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, guardian, conservator or other custodian is appointed for the Borrower or Guarantor or for a substantial part of any of their respective property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any liquidation proceeding, is commenced in respect of the Borrower or Guarantor and if such case or proceeding is not commenced by the Borrower or Guarantor, it is consented to or acquiesced in by the Borrower or Guarantor or remains undismissed for thirty (30) days; or

          (c) Non-Compliance with Certain Covenants. Borrower shall fail in the observance or performance of any covenant or agreement set forth in Sections 10.1, 10.3, 10.4, 10.5, 10.7, 10.10, 10.11, 10.13, 10.14, 10.16, 10.17, 10.18,
10.19, 10.20, 10.21, 10.22, 10.23, 10.25, 10.26, or 10.27; or

          (d) Non-Compliance with Other Terms of this Agreement or any of the other Loan Documents or any other Agreements. (i) Failure by either Borrower or Guarantor to comply with or to perform any provision of this Agreement or the other Loan Documents (and not constituting an Event of Default under any of the preceding or following provisions of this Section 11 or under any specific provision set forth in the other Loan Documents) and continuance of such failure for 15 days after notice thereof to the Borrower from the Bank or (ii) a breach by the either Borrower or Guarantor or any Subsidiary or Affiliate of Borrower or Guarantor of any term, obligation, provision, covenant, representation or warranty, arising under any present or future agreement, including swap agreements (as defined in 11 U.S.C. ss.101), with or in favor of the Bank and/or any Affiliate, including the failure to make any payment when due; or

          (e) Guarantor. If (i) Guarantor fails to comply with any payment obligation set forth in the Guaranty or if Guarantor fails to comply with any of the covenants or other agreements set forth in the Guaranty or any other Loan Document to which it is a party beyond any applicable grace period provided for therein, or (ii) any representation or warranty made or deemed made by Guarantor in the Guaranty or any other Loan Document to which it is a party or which is contained in any exhibit, schedule or any other document or other statement furnished at any time under or in connection with the Guaranty or any of the other Loan Documents shall prove to have been incorrect in any material respect on or as of the date made or deemed made, or (iii) if Guarantor shall terminate, purport to terminate or take any steps which have the effect of decreasing its liability under the Guaranty; or

          (f) Warranties. Any representation or warranty made by the Borrower herein is breached or is false or misleading in any material respect or omits to state a material fact, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower to the Bank is false or misleading in any material respect or omits to state a material fact on the date as of which the facts therein set forth are stated or certified; or

          (g) Defaults under other Loans. Borrower or Guarantor defaults under
(i) any Contingent Obligation, loan, extension of credit, security agreement, mortgage or other agreement with respect to Indebtedness for borrowed money with the Bank or any other Person, or (ii) any material contract with any Person and such default is declared and is not cured within the time, if any, specified therefor in any agreement covering same; or

          (h) Collateral. If any portion of the Collateral or any other assets of Borrower or Guarantor having a value singly or in the aggregate in excess of $100,000 are attached, seized, subjected to a writ or distress or warrant, or are levied upon or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within thirty (30) days or if a notice of lien, levy or assessment of record is filed against the Collateral; or

          (i) Judgements. One or more judgements, decrees, arbitration awards or rulings shall be entered against the Borrower or Guarantor involving in the aggregate a liability of $100,000 or more and all such judgements, decrees, awards and rulings shall not have been vacated, paid, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (j) ERISA. (i) if any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Multiemployer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is likely to result in the termination of such Multiemployer Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given and, in the case of the institution of proceedings, the continuance of such proceedings for ten days after commencement thereof, (iii) the Borrower or an ERISA Affiliate incurs a partial or complete withdrawal from a Multiemployer Plan or (iv) any other event or condition shall occur or exist, with respect to a Plan or Multiemployer

Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower taken as a whole; or

          (k) Change of Control. There shall occur a Change of Control (as defined below). As used herein, "Change of Control" means the acquisition by any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder, the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission, or any successor thereto, under the Exchange Act) of 50.1% or more of the issued and outstanding shares of common stock of the Borrower.

          11.2. Effect of Event of Default. If any Event of Default described in
Section 11.1(b) shall occur, the Revolving Loan Commitment (if not theretofore terminated) shall automatically and immediately terminate and the Revolving Note and the other Obligations and all other amounts payable under the Loan Documents shall become automatically and immediately due and payable, all without presentment, demand, protest or notice of any kind. Upon the occurrence of any Event of Default and during the continuance thereof (other than the event described in Section 11.1(b)), the Bank may declare the Commitment (if not theretofore terminated) to be terminated and may also declare the Revolving Note, the other Obligations and all other amounts payable under the Loan Documents to be due and payable, whereupon the Revolving Loan Commitment shall immediately terminate and the Revolving Note and the other Obligations shall become immediately due and payable, all without presentment, demand, protest or other notice of any kind. The Bank shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Except as expressly provided above in this Section presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default and during the continuance thereof, the Bank, may, at its option, exercise any of its rights under this Agreement, the other Loan Documents or any rights and remedies of a secured party under the Uniform Commercial Code.

          11.3. Remedies. Without limiting the generality of the remedies available to the Bank may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), upon the occurrence and during the continuance of an Event of Default, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. The Borrower further agrees, at the Bank's request, to assemble the Collateral and make it available to the Bank at places which the Bank shall reasonably select, whether at the Borrower's premises or elsewhere. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Bank hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Bank may elect; and only after such application and after the payment by the Bank of any other amount required by any provision of law, including, without limitation, any provision of the Uniform Commercial Code, need the Bank account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Bank arising out of the exercise by the Bank of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Bank to collect such deficiency.

          11.4. Limitation on Duties Regarding Preservation of Collateral. The Bank's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Bank deals with similar property for its own account. Neither the Bank nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

          11.5. Cash Collateral for Letter of Credit Obligation. Without limiting the generality of any right or remedy granted to the Bank hereunder or under any other Loan Document, upon the occurrence, and during the continuance of an Event of Default; the Bank may demand that the Borrower deposit with the Bank cash collateral for the undrawn amount of any Letter of Credit then in effect pursuant to such terms as the Bank may require. In connection therewith, the Borrower shall execute and deliver such agreements, assignments, instruments, financing statement or other documentation as the Bank may deem necessary or appropriate.

                              SECTION 12. GENERAL

          12.1. Waiver; Amendments. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of the Loan Documents shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank and the Borrower (in the case of a document to which the Borrower is a party) and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          12.2. WAIVER OF TRIAL BY JURY. THE BORROWER WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY CLAIM OR DISPUTE HEREUNDER OR THEREUNDER. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

          12.3. Arbitration. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and the other Loan Documents ("Disputes") between or among parties to this Agreement and other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims bought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement and other Loan Documents.

          (b) Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of the Bank first stated above is located. The expedited procedure set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less that $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to swap agreements.

          (c) Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help or exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

          12.4. Notices. Except as otherwise expressly provided herein, all notices hereunder shall be in writing and shall be delivered by telecopier, hand, overnight delivery or by mail. Notices given by mail shall be deemed to have been given three (3) days after the date sent if sent by registered or certified mail, postage prepaid, and:

          (i) if to the Borrower, to:

                EMCORE Corporation
                145 Belmont Avenue
                Somerset, New Jersey 08873
                Attn:  Mr. Reuben F. Richards, Jr., President

          (ii) if to the Bank, to:

                First Union National Bank
                1889 Highway 27
                Edison, New Jersey 08817
                Attn:  Mr. Robert G. Murphy, Jr.

or in the case of either party, such other address as such party may, by written notice, received by the other party to this Agreement, have designated as its address for notices. Notices given by (i) telecopier shall be deemed to have been given when sent, (ii) hand shall be deemed to have been given the same day they have been sent and (iii) overnight delivery shall be deemed to have been given the day after they have been sent, in each case if properly addressed to the party to whom sent, at its address, as aforesaid. The Bank shall be entitled to reasonably rely upon any telephonic notices purportedly given pursuant to the terms of this Agreement and the Borrower shall hold the Bank harmless from any loss, cost or expense ensuing from any such reliance (other than that which results from the Bank's gross negligence or willful misconduct).

          12.5. Appointment as Attorney-in-Fact.

          (a) Powers. The Borrower hereby irrevocably constitutes and appoints the Bank with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Bank's discretion, for the purpose of carrying out the terms of this Agreement and, upon the occurrence and during the continuance of any Event of Default to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and the security interests granted herein, and without limiting the generality of the foregoing, the Borrower hereby gives the Bank the power and right (but not the obligation), on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

          (i) in the case of any Account, upon the occurrence and during the continuance of an Event of Default, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and be continuing, in the name of the Borrower or its own name, or otherwise, to open mail addressed to the Borrower, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or contract right or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Bank for the purpose of collecting any and all such moneys due under any such Account, Instrument, General Intangible or contract right or with respect to any other Collateral whenever payable;

          (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Bank or as the Bank shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and in connection therewith, to give such discharges or releases as the Bank may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Bank was the absolute owner thereof for all purposes, and to do at the Bank's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Collateral and the liens granted hereunder and




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

     to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Other Powers. The Borrower also authorizes the Bank, at any time and from time to time, to execute, in connection with the sale provided for in
Section 13.4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on Bank's Part. The powers conferred on the Bank hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon the Bank to exercise any such powers. Neither the Bank nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          12.6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Bank (including the reasonable fees and out-of-pocket expenses of legal counsel for the Bank) in connection with the incurred by the Bank in connection with the administration of this Agreement and the other Loan Documents, any amendments thereto and the enforcement of the Loan Documents or any Collateral for any of the foregoing. All obligations provided for in this Section 12.6 shall survive any termination of this Agreement.

          12.7. Captions. Section captions used in this Agreement are for convenience only, and shall not be deemed to be a part of this Agreement.

          12.8. Venue; Governing Law. The Loan Documents have been delivered to the Bank, accepted by the Bank and executed in New Jersey and the Loan Documents shall be governed by and construed by the laws of the State of New Jersey. The Borrower hereby irrevocably consents and agrees to the jurisdiction of the courts of New Jersey, and further waives any and all obligations the Borrower may have to the venue of any action, claim, proceeding or counterclaim in connection with the Loan being paid in the Courts of New Jersey. The Borrower further agrees that any such suit, claim or other legal proceeding shall be brought in the courts of the State of New Jersey. The provisions of this paragraph are a material inducement for the Bank entering into this Agreement.

          12.9. Remedies. All obligations of the Borrower and rights of the Bank expressed herein, and in the Loan Documents, shall be in addition to and not in limitation of those provided by applicable law.

          12.10. Successors and Assigns. This Agreement shall be binding upon the Borrower, its successors, and assigns, and upon the Bank and its successors and assigns, and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns. However, the Borrower may not assign its rights or obligations under the Loan Documents and no third party shall have any interest therein.

          12.11. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          12.12. Survival. All representations and warranties of Borrower shall survive the execution and delivery of this Agreement.

          12.13. Executed Certification. This Agreement was executed by the Borrower and delivered to the Bank in the State of New Jersey.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

                                       EMCORE CORPORATION,
                                       a New Jersey corporation

                                       By:/s/ Tom Werthan
                                          --------------------------------------
                                           Name: Tom Werthan
                                           Title: CFO

                                       FIRST UNION NATIONAL BANK


                                       By:/s/ Robert G. Murphy, Jr.
                                          --------------------------------------
                                           Name: Robert G. Murphy, Jr.
                                           Title: VP



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